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                                                                  EXHIBIT 10.30

                                 ROUNDY'S, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of December 27, 2002, by and among Roundy's, Inc., a Wisconsin corporation ("Roundy's"), and Donald S. Rosanova ("Executive"). Certain definitions are set forth in Section 9 of this Agreement.

      Executive desires to be employed by Roundy's, and Roundy's desires to employ Executive and to be assured of its right to have the benefit of Executive's services on the terms and conditions hereinafter set forth.

      Roundy's and Executive desire to enter into this Agreement to, among other things, set forth the terms and conditions of Executive's employment with Roundy's and set forth the obligation of Executive to refrain from competing with Roundy's and its Subsidiaries (as defined below) under certain circumstances as provided herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    Employment

      Roundy's shall employ Executive, and Executive hereby accepts employment with Roundy's, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 4 hereof (the "Employment Period"). Executive's employment shall be "at-will" and may be terminated by either party at any time subject to the provisions contained herein.

      2.    Position and Duties

      (a) During the Employment Period, Executive shall serve as the Group Vice President - Supply Chain of Roundy's and shall have the normal duties, responsibilities and authority associated with such position subject to the power of the board of directors (the "Board") and Chief Executive Officer of Roundy's to expand or limit such duties, responsibilities and authority and to override actions of officers.

      (b) During the Employment Period, Executive (i) shall report to the Chief Executive Officer, (ii) shall devote substantially all of Executive's business time and attention (except for permitted vacation periods, periods of illness or other incapacity, and other permitted absences for which senior executive employees of Roundy's are generally eligible from time to time under Roundy's policies) to the business and affairs of Roundy's and its Subsidiaries, (iii) shall not engage in any other business activity without the prior written approval of the Board, and (iv) shall perform Executive's duties and responsibilities hereunder to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

      (c) Executive represents and warrants that he/she is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any person or entity other than Roundy's [except as set forth on Schedule 2(c)].

      (d) In the performance of Executive's services hereunder, Executive shall be prohibited from using or disclosing any confidential information or trade secrets belonging to his or her former employer(s) that Executive may have learned through his prior employment with them.


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      3.    Compensation and Benefits.

      (a) Base Salary. During the Employment Period, Executive's base salary shall be $290,000.00 per annum or such other rate as Roundy's Chief Executive Officer may determine from time to time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by Roundy's in regular installments in accordance with Roundy's general payroll practices (but in any event no less often than payable in monthly installments).

      (b) Benefits. During the Employment Period, Executive shall be entitled to four (4) weeks of paid vacation per annum and to participate in all of Roundy's employee benefit programs for which senior executive employees of Roundy's and its Subsidiaries are generally eligible (but not those benefits which are the subject of certain resolutions adopted by the Board on March 19, 2002 relating to deferred compensation agreements for certain appointed officers and division presidents, a severance pay plan for certain employees, assignment of certain life insurance policies, purchase of continuing health care coverage, and providing certain professional outplacement services).

      (c) Incentive Compensation Plans. Executive shall be eligible to participate in such incentive and bonus compensation plans and arrangements, if any, as the Board may from time to time establish for Roundy's senior executives generally, in accordance with the terms and conditions of such plans and arrangements (the amount paid to Executive pursuant to such plans and arrangements is referred to herein as the Executive's "Salary Bonus").

      (d) Business Expenses. During the Employment Period, Roundy's shall reimburse Executive for all reasonable expenses incurred by him/her in the course of performing his/her duties and responsibilities under this Agreement to the extent consistent with Roundy's policies in effect from time to time with respect to travel, entertainment and other business expenses for Roundy's senior executives, subject to Roundy's reasonable requirements with respect to reporting and documentation of such expenses.

      (e) Payroll Withholding. All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by Roundy's.

      4.    Term; Termination; Severance

      (a) The Employment Period shall commence on the date hereof and shall continue until the first to occur of (i) Executive's death or Incapacity; (ii) a termination by Roundy's at any time with or without Cause; and (iii) a termination by Executive at any time for any reason, with or without Good Reason (such a termination without Good Reason being referred to herein as a "Voluntary Termination"); provided, that notwithstanding the foregoing, the Employment Period shall, if not terminated sooner in accordance with the foregoing provisions, automatically terminate on a date three (3) years after the Effective Date, subject to extension of that date by Roundy's in accordance with the following subparagraph 4(a)(i) (such date, including as and if so extended, being referred to as the "Expiration Date"). Any termination of the Executive's employment with Roundy's (including automatic termination upon the Expiration
            Date) shall be a "Termination." The date of any Termination of Executive's employment with Roundy's - (including automatic


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            termination upon the Expiration Date, if applicable) shall be the
            "Termination Date."

                  (i) At any time during the original or any extended term of this Agreement, prior to the then-effective Expiration Date, Roundy's may, at its option, extend the Expiration Date by one (1) year. Such extension shall be effected by written notice from Roundy's to the Executive delivered at any time prior to the then-effective Expiration Date. Upon such notice, the Expiration Date shall thereupon be extended to a date one (1) year after the then-effective Expiration Date; all other provisions of this Agreement shall remain in force and effect in accordance with their original terms.

      (b) Upon any Termination, Executive shall be entitled to receive Executive's Base Salary earned through Executive's Termination Date, prorated on a daily basis, together with all accrued but unpaid vacation time earned by Executive during the fiscal year in which such Termination occurs. Except as set forth in Section 4(d), Executive shall not be entitled to receive Executive's Base Salary or any bonuses or other benefits from Roundy's for any period after the Termination Date.

      (c) In the event Executive's employment is terminated by Roundy's with Cause, upon a Voluntary Termination without Good Reason, upon Executive's death or Incapacity, or automatically upon the Expiration Date, Roundy's shall have no obligation to make any severance or other similar payment to or on behalf of Executive.

      (d) In the event that Executive's employment is terminated by Roundy's without Cause, or by Executive with Good Reason, and in either case such termination occurs prior to the Expiration Date (or, in event of a termination by Executive for Good Reason based on a "Non-Extension" (as defined below), at any time within six (6) months after the Expiration Date), then following such Termination and so long as Executive executes and delivers to the Company within twenty-one (21) days following the Termination Date the General Release in the form of Annex A attached hereto, subject to any changes that may be reasonably required to effectuate a valid release/waiver under the Age Discrimination in Employment Act of 1967 or other state or federal laws governing the relationships of employers and their employees, Roundy's shall (i) continue to pay Executive his Base Salary (at the rate in effect on the Termination
            Date) for a period of one (1) year following the Termination Date,
            (ii) following the end of the fiscal year in which the Termination Date occurs, pay to Executive a prorated portion of the Salary Bonus (if any) to which Executive would otherwise have been entitled for that fiscal year (prorated based on the number of days of that fiscal year during which Executive was employed hereunder), such payment to be made not later than the time that similar bonuses are paid to other senior executives of Roundy's for that fiscal year, and (iii) continue to provide Executive his existing group health insurance benefits until the first anniversary of the Termination Date, or such earlier date as Executive obtains

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            other employment that provides him or her with reasonably equivalent health insurance coverage. Each severance payment hereunder shall be payable in accordance with Roundy's normal payroll procedures and cycles and shall be subject to withholding of applicable taxes and governmental charges in accordance with federal and state law. After payment of the severance amounts described in this Section 4(d), Roundy's shall have no obligation to make any further severance or other payment to or on behalf of Executive except as otherwise expressly contemplated hereby. Notwithstanding the foregoing, in the event that Executive shall breach any of Executive's obligations under Sections 5, 6, 7 or 8 of this Agreement, then, in addition to any other rights that Roundy's may have under this Agreement or otherwise, Roundy's shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this Section 4.

      (5)   Confidential Information

      Executive acknowledges that by reason of Executive's duties to and association with Roundy's, Executive has had and will have access to and has and will become informed of Confidential Information. During the Employment Period, Executive agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information, except for use in Executive's regular authorized duties on behalf of Roundy's. For a period of two (2) years after the end of the Employment Period, Executive agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information in the Geographic Area. Executive acknowledges and agrees that all documents and other property including or reflecting Confidential Information furnished to Executive by Roundy's or any of its shareholders, investors or affiliates or otherwise acquired or developed by Executive or known by Executive shall at all times be the sole and exclusive property of Roundy's. During the Employment Period and for a period of two (2) years thereafter, Executive shall take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft. Executive shall deliver to Roundy's at the termination of the Employment Period, or at any other time Roundy's may request, all memoranda, notes, plans, records, reports, computer disks or tapes, printouts and software and other documents and data (and copies thereof) relating to or containing any Confidential Information, Work Product or the business of Roundy's or any of its shareholders, investors or affiliates which Executive may then possess or have under Executive's control and shall erase all embodiments of the Confidential Information from all storage devices. If Executive is required to disclose Confidential Information pursuant to any applicable law or court order, Executive shall provide Roundy's with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and shall cooperate with Roundy's to preserve the confidentiality of such information to the extent possible.

      6.    Common Law of Torts or Trade Secrets

      In addition to Roundy's rights and Executive's duties as specifically set out in this Agreement, Roundy's will retain all such rights, and Executive will be bound by all such duties, to protect Roundy's Confidential Information, as are or may be provided under the law, including without limitation the Wisconsin Trade Secrets Act (Wis. Stat. 134.90). Nothing herein will diminish Roundy's common law and statutory rights to:

      (a)   keep such information secret for as long as the law allows;


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      (b)   protect such information from disclosure to any third party, wherever located;

      (c) protect such information from use by any person, including Executive, not authorized by Roundy's; and

      (d) seek any remedies and take any measures necessary to protect Roundy's Confidential Information.

      7.    Inventions and Patents

      (a) Executive acknowledges that all Work Product is the exclusive property of Roundy's. Executive hereby assigns all right, title and interest in and to all Work Product to Roundy's. Any copyrightable works that fall within Work Product will be deemed "works made for hire" under Section 201(b) of the 1976 Copyright Act, and Roundy's shall own all of the rights comprised in the copyright therein; provided, however, that to the extent such works may not, by operation of law, constitute "works made for hire," Executive hereby assigns to Roundy's all right, title and interest therein.

      (b) Executive shall promptly and fully disclose all Work Product to Roundy's and shall cooperate and perform at the expense of Roundy's all actions reasonably requested by Roundy's (whether during or after the Employment Period) to establish, confirm and protect Roundy's right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist Roundy's, at Roundy's expense, to secure Roundy's rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which Roundy's shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to Roundy's the sole and exclusive right, title and interest in and to such Work Product. If Roundy's is unable because of Executive's mental or physical incapacity or for any other reason (including Executive's refusal to do so after request therefor is made by Roundy's) to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to Roundy's pursuant to Section 7(a) above, then Executive hereby irrevocably designates and appoints Roundy's and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to Roundy's.

      8.    Non-Compete, Non-Solicitation; Non-Interference.

      (a) Executive agrees that, during the Employment Period, Executive shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business which is, directly or


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            indirectly, engaged in any business in which Roundy's or any of its
            Subsidiaries engages or proposes to engage during the Employment Period.

      (b) Subject to Section 8(h) below, Executive agrees that, during the Noncompete Period, Executive shall not directly or indirectly own any interest in, or in any capacity that requires Executive to provide, in any material respect, services, advice, and/or consultation similar to the services, advice and/or consultation he provided on behalf of Roundy's or any of its Subsidiaries during the Reference Period, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any manner engage in any business which is located, in whole or in part, in the Geographic Area and which is engaged in a Competitive Business.

      (c) Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding securities of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of any such corporation.

      (d) During the Employment Period and (subject to Section 8(h) below) the Noncompete Period, Executive shall not directly or indirectly (including through another Person) solicit or attempt to solicit, induce or attempt to induce any employee, consultant, agent, independent contractor or any other person otherwise engaged in a services or business relationship (including, without limitation, any customer, supplier, licensee or licensor) with Roundy's or any of its Subsidiaries to leave the employ of or terminate or otherwise adversely alter such person's relationship with Roundy's or any of its Subsidiaries, or in any way interfere with the relationship between Roundy's or any of its Subsidiaries and any such person; provided, however, Executive shall not be prohibited from engaging the services of any such person which is also engaged by Roundy's or any of its Subsidiaries (other than any employee of Roundy's or any of its Subsidiaries, or any consultant or agent providing services substantially on a full-time basis to Roundy's or any of its Subsidiaries relating primarily to the Food Industries) so long as any such engagement would not otherwise constitute a breach of this Section 8(d).

      (e) Subject to Section 8(h) below, during the Noncompete Period, Executive shall not directly or indirectly (including through another Person) hire or otherwise engage the services of any person who was an employee of Roundy's or any Subsidiary at any time during the ninety (90) day period immediately preceding the Termination Date.

      (f) During the Employment Period and (subject to Section 8(h) below) the Noncompete Period, Executive shall not directly or indirectly (including through another Person) acquire or attempt to acquire any business in the United States of America to which Roundy's or any of its shareholders, investors, affiliates or Subsidiaries has made any proposal during the Reference Period relating to the possible acquisition of such business by Roundy's or any of its shareholders, investors, affiliates or Subsidiaries (an "Acquisition Target"), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any


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            Person other than Roundy's or any of its shareholders, investors, affiliates or Subsidiaries).

      (g) If, at the time of enforcement of any covenant or agreement contained in Section 5, 6, 8(a), 8(b), 8(d) or 8(e) of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that monetary damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, Roundy's or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or similar relief in order to enforce, or prevent any violations of, the provisions hereof. In addition, in the event of a breach or violation by Executive of any covenant or agreement in Section 8(a), 8(b), 8(d) or 8(e), the Noncompete Period set forth in such Section with respect to such covenant or agreement shall be tolled until such breach or violation has been duly cured.

      (h) Notwithstanding the foregoing provisions of this Section 8, in the event the Executive's employment is terminated by Roundy's without Cause or by the Executive for Good Reason, in either case on or after the Expiration Date (as a result of which the Executive is not entitled to the post-Termination compensation provided for under
            Section 4(d)), then the provisions of Sections 8(b) and 8(e) shall not apply, and the provisions of Sections 8(d) and 8(f) shall apply only during the Employment Period.

      9.    Definitions

      "Active Targets" means a company or a division of a company in the Food Industries which, during the Reference Period, either Roundy's or any of its Subsidiaries has spent a significant amount of time investigating as a possible investment or acquisition candidate.

      "Affiliate" of a Person means any other Person or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

      "Agreement" has the meaning set forth in the Preamble.

      "Base Salary" has the meaning set forth in Section 3.

      "Board" has the meaning set forth in Section 2(a).

      "Cause" means any one or more of the following: (i) the commission by Executive of a felony or crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to Roundy's, any of its Affiliates or any their customers or suppliers; (ii) conduct which brings Roundy's or any of its Affiliates into public disgrace or disrepute in any material respect; (iii) Executive's gross negligence or willful misconduct in the performance of his duties and responsibilities as an officer of Roundy's (or one or more of its subsidiaries or Affiliates); (iv) the willful and continuing failure of Executive to carry out the duties and responsibilities of his office, or to follow a specific and lawful directive of the Board or an officer of Roundy's (or one or more


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of its subsidiaries or Affiliates) to whom he or she reports (provided such directive is consistent with Executive's office or position); (v) Executive's willful disclosure of material Confidential Information to or for the benefit of a competitor of Roundy's, to the extent such information was not available publicly; or (vi) any intentional misrepresentation by the Employee to the Board. For purposes of the preceding definition, no act, failure to act, or omission on the part of Executive will be deemed to have been "willful" or "intentional" if done or omitted to be done in good faith and in the reasonable belief that it was in or not opposed to the best interests of Roundy's. Any such act or omission or failure to act based upon the advice of counsel for Roundy's will be conclusively deemed to have been done or omitted to be done in good faith and in the best interests of Roundy's.

      "Common Stock" has the meaning set forth in the Preamble.

      "Competitive Business" means the business of the wholesale distribution or retail sale of food, groceries, prescription and non-prescription drug products,general merchandise (but only if such general merchandise business is part of a business a material component of which is the sale or distribution of food or groceries) and other goods and services related to the wholesale or retail sale or distribution of food or groceries.

      "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's relationship with Roundy's or any of its stockholders, investors, Subsidiaries or Affiliates prior to the date hereof or during the Employment Period and that relates to the actual or anticipated business, products, services, financing, research or development of Roundy's or any of its stockholders, investors, Subsidiaries or Affiliates or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any of Roundy's or any of its Subsidiaries or Affiliates' suppliers, distributors and customers; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) Acquisition Targets and Active Targets. Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Executive from a third party (other than Roundy's or its Subsidiaries or Affiliates or any of Roundy's or any its Subsidiaries' or Affiliates' suppliers, distributors or customers) without a breach of any obligation of confidentiality by such third party known to Executive or (c) was known to Executive prior to his employment with Roundy's.

      "Employment Period" has the meaning set forth in Section 1.

      "Expiration Date" has the meaning set forth in Section 4(a).


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      "Executive" has the meaning set forth in the Preamble.

      "Food Industries" means the wholesale distribution or retail sale of food, groceries, prescription and non-prescription drug products, general merchandise (but only if such general merchandise business is part of a business a material component of which is the sale or distribution of food or groceries) and other goods and services related to the wholesale or retail sale or distribution of food or groceries.

      "Geographic Area" means the States of Illinois, Indiana, Michigan, Ohio, Wisconsin, any other state in which the Company or any of its Subsidiaries conduct significant business after the date hereof, and any other state in which an Active Target is located.

      "Good Reason" shall mean any of the following (in each case, effected by Roundy's (or its Subsidiary or Affiliate by which Executive is employed), without the Executive's voluntary concurrence), occurring within six (6) months prior to the Executive's resignation: (a) the relocation of Roundy's principal executive offices anywhere outside the greater Milwaukee, Wisconsin area, unless Executive agrees to such relocation; (b) if Executive is forced or required to relocate; (c) the requirement that Executive report to anyone other than the Board or the Chief Executive Officer of Roundy's; (d) a substantial diminution of or adverse change in Executive's authorities, functions, duties or level of responsibility in Roundy's; (e) a material breach of Roundy's obligations under this Agreement, which breach, if curable, is not cured within fifteen (15) days after written notice thereof to Roundy's describing such breach with reasonable specificity; or (f) a Change of Control. "Good Reason" shall also include any failure by Roundy's to extend the Expiration Date (whether at the end of the initial term or at the end of any extended term of this Agreement), under
Section 4(a)(i) above, prior to the then-effective Expiration Date (a "Non-Extension").

      "Incapacity" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive's duties as determined by the board of directors of Roundy's in good faith, for a period of ninety (90) consecutive days or a period of 120 days during any 180-day period.

      "Investors" means Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P.

      "Noncompete Period" means the one (1) year period following the Termination Date.

      "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

      "Reference Period" means the one (1) year period immediately preceding the Termination Date.

      "Roundy's" has the meaning set forth in the Preamble.

      "Salary Bonus" has the meaning set forth in Section 3(c).

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a


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combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

      "Termination" has the meaning set forth in Section 4(a).

      "Termination Date" has the meaning set forth in Section 4(a).

      "Voluntary Termination" has the meaning set forth in Section 4(a).

      "Work Product" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to Roundy's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by Executive (whether alone or jointly with others) while employed (both before and after the date hereof) by Roundy's (or its predecessors, successors or assigns) and its Affiliates.

      10.   Notices

      Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

            If to Executive:        8938 N. Natoma
                                    Morton Grove, IL 60053

            If to Roundy's:         Roundy's, Inc.
                                    23000 Roundy Drive
                                    Pewaukee, WI  53072
                                    Attn:  Darren W. Karst

            with a copy to:         Willis, Stein & Partners III, L.P.
                                    One North Wacker Drive, Suite 4800
                                    Chicago, IL 60606
                                    Attn:    Jeffery D. Beyer

            and a copy to:          Whyte Hirschboeck Dudek S.C.
                                    111 East Wisconsin Avenue, Suite 2100
                                    Milwaukee, WI 53202
                                    Attn:    John F. Emanuel

            and a copy to:          Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, IL 60601
                                    Attn:    John A. Weissenbach
or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

      11.   General Provisions.

      (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties specifically acknowledge and agree that each covenant and agreement contained in Section 5, 6, 7, 8(a), 8(b), 8(d) or 8(e) of this Agreement is separate and independent.

      (b) Complete Agreement. This Agreement, together with the Stock Purchase Agreement and the Investor Rights Agreement between the Executive and Roundy's Acquisition Corp. and those other documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, Roundy's and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement are personal to Executive and shall not be assignable by him or her.

      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Wisconsin.

      (f) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order - to enforce or prevent any violations of the provisions of this Agreement.

      (g) Survival. The provisions set forth in Sections 4 through 8 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

      (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Roundy's and Executive.

      (i) Third-Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

      (j) Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      (k) Other Laws. Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

                  (I) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have executed this Executive Agreement on the date first written above.

                                       ROUNDY'S ACQUISITION CORP.


      By: /s/ ROBERT A. MARIANO
          ----------------------

      Its:    President

                         ROUNDY'S, INC.

      By: /s/ ROBERT A. MARIANO
          ----------------------

      Its:    Chairman and CEO

                         EXECUTIVE:

          /s/ DONALD S. ROSANOVA
          ----------------------
                         Donald S. Rosanova

                                                                         ANNEX A

                             FORM OF GENERAL RELEASE

      I, _____________ in consideration of and subject to the terms and conditions set out in the Executive Employment Agreement dated as of ________ , 2002 between Roundy's, Inc. and the undersigned ("Executive") (as amended from time to time, the "Agreement"), and other good and valuable consideration, do hereby release and forever discharge as of the date hereof Roundy's Inc., a Wisconsin corporation (the "Company"), its parents, subsidiaries and affiliates and each of their respective present and former directors, officers, partners, members, agents, representatives, employees, successors and assigns (collectively, the "Released Parties") to the extent provided below.

      1. I understand and agree that I will not receive the benefits specified in Section 4(d) of the Agreement unless I execute this General Release.

      2. I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, known or unknown, which I, my heirs, executors, administrators and assigns, may have, which arise out of my employment with, and my separation from, Roundy's Inc. and the other Released Parties (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights of 1866, as amended; the Worker Adjustment Retraining and Notification Act; Section 510 of the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law, for wrongful discharge; or arising under any policies, practices or procedures of the Companies; or any claim for breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses including attorney' fees, incurred in these matters); provided, however, that the foregoing release and discharge shall not apply to rights and benefits I have with respect to any equity I own in the Company or any of its Affiliates (including rights and benefits under the Investor Rights Agreement between me and Roundy's Acquisition Corp.), to rights I have with respect to any severance or other payments or health benefits pursuant to Section 13(d) of the Agreement or to any benefits vested under any employee benefit plans.

      3. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.

      4. I agree not to file any charge or complaint on my own behalf, based upon claims arising from, or attributable in any way to, my employment with, and the separation of my employment with Roundy's Inc. and any other of the Released Parties, before any federal, state or local court, or administrative agency, or to participate in any such charge or complaint which may be made by any other person or organization on my behalf. I also agree to withdraw and/or dismiss any such pending charges or complaints.

      5. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission of any improper or unlawful conduct of myself or any of the Released Parties.

      6. I agree that if I challenge the validity of this General Release I will immediately repay to the Company any amounts paid pursuant to Section 4(d) of the Agreement, though I acknowledge that such repayment will not vitiate any of the rights of the Released Parties under this General Release. I also agree that if I violate this General Release by suing the Company or any of the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees.

      7. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

      8. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

      9. I agree to make myself available to and cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation will include, but not be limited to, making myself available to the Company or the Released Parties upon reasonable notice for interviews and factual investigations; appearing at the Company's (or Released Parties') request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company or the Released Parties pertinent information; and turning over all relevant documents which are or may come into my possession. I understand that in the event the Company or the Released Parties ask for my cooperation in accordance with this provision, the Company or the Released Parties will reimburse me for reasonable expenses, including travel, lodging, meals and attorneys employed by me in connection with such availability and cooperation, upon my submission of receipts. The Company and the Released Parties agree that any request for my cooperation will not unreasonably interfere with my efforts to find new employment or any new employment I may have following the termination of my employment with the Company and further agree that, without my prior consent, I will not be required to cooperate with the Company and the Released Parties for more than ten (10) hours per month or an aggregate of fifty (50) hours per year.

      10. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I STATE THAT:

      1.    I HAVE READ IT;

      2. I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1967, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

      3.    I CONSENT TO EVERYTHING IN IT;

      4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO;

      5. I HAVE BEEN GIVEN WHAT I CONSIDER A SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS GENERAL RELEASE BEFORE SIGNING IT;

      6.    I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY; AND

      7. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:                                   Signed:
       ----------------------------

                                        ----------------------------------------